EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Federal Mortgage Corp. of Puerto Rico, Inc. (the "Company") on Form S-8 of our report dated June 23, 2004 on our audit of the consolidated financial statements of the Company as of March 31, 2004, and for the period then ended, which report is include in the Company's Annual Report on Form 10-KSB. We also consent to the use of our name as it appears under the caption "Experts."



/s/ Miller and McCollom
Miller and McCollom
Wheat Ridge, Colorado

April 5, 2005